UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant ☐

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MICREL, INCORPORATED

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MICREL, INCORPORATED

2180 Fortune Drive

San Jose, California 95131

SPECIAL MEETING OF SHAREHOLDERS

To be Held May 20, 2008

10:00 a.m. Local Time

To the Shareholders of Micrel, Incorporated:

A special meeting of the shareholders of Micrel, Incorporated (“Micrel” or the “Company”) is to be held on May 20, 2008 at 10:00 a.m., local time, at our headquarters located at 2180 Fortune Drive, San Jose, California 95131.

The special meeting was requested by Andrew Rechtschaffen, Obrem Capital Management, LLC, Obrem Capital (GP), LLC, Obrem Capital Offshore Master, L.P., and Obrem Capital (QP), L.P., which we collectively refer to as Obrem, to consider and vote on the following proposals made by Obrem and opposed by our Board of Directors and management: (i) to remove all five current members of our Board of Directors; (ii) to amend our bylaws to permit the shareholders to fix the exact number of directors of Micrel within a range of four to seven directors; (iii) to amend our bylaws to fix our Board size at six, until changed in the manner set forth in our bylaws; (iv) to elect six persons nominated by Obrem to fill any vacancies created on our Board as a result of the preceding proposals, and (v) to approve a non-binding shareholder resolution recommending that the Board rescind our Shareholder Rights Plan that was adopted by our Board of Directors on March 24, 2008.

The effect of Obrem’s proposals is to allow Obrem, as owner of approximately 15% of our outstanding shares of common stock, to take control of our Board of Directors with the goal of forcing a sale of the Company. Given recent challenging market conditions across the semiconductor industry, we do not believe that a sale of the Company at this time is in the best interests of ALL of our shareholders. We also believe that Obrem lacks in-depth semiconductor knowledge and operating experience. According to its SEC filings, Obrem only started investing in our common stock on February 21st of this year. By undertaking purchases at prices near our five-year lows, we believe that Obrem is trying to secure near-term gain without regard to our long-term potential or the interests of our other shareholders.

Our Board of Directors possesses a valuable blend of deep strategic and operation expertise and is taking important, measurable steps to ensure Micrel continues to outperform its peers and expand market share while reducing costs, increasing profitability and driving shareholder value. We are excited about Micrel’s prospects, and we believe Obrem’s proposals would deprive shareholders of the significant value that you rightfully deserve.

Consequently, our Board of Directors is soliciting proxies AGAINST the first, second, third and fifth Obrem proposals and unanimously recommends that you vote AGAINST these proposals. Obrem’s fourth proposal will have no effect if Obrem’s first three proposals listed above are not adopted.

Your vote is extremely important. You may attend the special meeting and vote in person, or you may vote by submitting a proxy for the special meeting. Whether or not you plan to attend the special meeting, we request that you submit a proxy TODAY, voting “AGAINST” each of the proposals described in this proxy statement by telephone, by Internet or by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided.

We urge you not to sign or return any gold proxy card that may be sent to you by Obrem.

If you attend the special meeting and wish to change your proxy vote, you may do so automatically by voting in person at the special meeting. You may also revoke any previously returned proxy by sending another later-dated proxy for the special meeting. If you have previously returned a gold proxy card sent to you by Obrem, we urge you to sign, date and return the enclosed WHITE proxy card marked “AGAINST” each of the proposals. Only your latest-dated proxy counts.

I can assure you that the Micrel Board of Directors and management will continue to act in the best interest of all Micrel shareholders. We appreciate your continued support.

FOR THE BOARD OF DIRECTORS

J. Vincent Tortolano Secretary

This proxy statement is dated April 22, 2008 and is first being mailed to shareholders on or about April 24, 2008.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

The following questions and answers are intended to address briefly some commonly asked questions regarding the matters being considered at the special meeting of shareholders. We urge you to read the remainder of this proxy statement carefully because the information in this section does not provide all information that might be important to you. Please refer to the more detailed information contained elsewhere in this proxy statement, the appendices to this proxy statement and the documents referred to in this proxy statement, which you should read carefully. In this proxy statement, the terms “Micrel,” the “Company,” “we,” “our,” “ours,” and “us” refer to Micrel, Incorporated.

Q:	Why am I receiving this proxy statement?

A:	The special meeting described in this proxy statement was requested by Obrem to consider and vote upon various proposals designed to give Obrem control of Micrel and our Board of Directors.

Q:	What matters will be voted on at the special meeting?

A:	At the special meeting, shareholders will be asked to vote on the following proposals:

•	to remove all five current members of our Board of Directors;

•	to amend our bylaws to permit our shareholders to fix the exact number of directors of Micrel within a range of four to seven directors;

•	to amend our bylaws to fix the size of our Board of Directors at six, until changed in the manner set forth in our bylaws;

•	to elect six persons nominated by Obrem to fill any vacancies created on our Board of Directors as a result of the preceding proposals; and

•	to approve a non-binding shareholder resolution recommending that the Board of Directors rescind our Shareholder Rights Plan that was adopted by our Board of Directors on March 24, 2008.

The text of the proposed bylaw amendments is set forth in Appendix II to this proxy statement.

Q:	How does the Board of Directors recommend that I vote?

A:	The Board of Directors unanimously recommends that shareholders vote AGAINST each of the first, second, third and fifth proposals described above. The fourth proposal will have no effect if Obrem’s first three proposals listed above are not adopted.

Q:	When and where is the special meeting?

A:	The special meeting is scheduled to be held at 10:00 a.m., local time, on May 20, 2008 at our headquarters located at 2180 Fortune Drive, San Jose, California 95131.

Q:	Who can vote at the special meeting?

A:	Shareholders of record as of April 3, 2008, the record date, are entitled to vote at the special meeting.

Q:	What is the required quorum for the special meeting?

A:	The holders of a majority of our outstanding shares of common stock as of the record date must be present in person or by proxy at the special meeting in order to conduct business at the special meeting. This is called a quorum. On April 3, 2008, the record date, 71,370,628 shares of our common stock were outstanding.

Q:	When and where will the special meeting of the shareholders of Micrel take place and who is entitled to vote at the meeting?

A:	The special meeting of Micrel shareholders will take place on Tuesday, May 20, 2008 at 10:00 a.m., local time, at our headquarters located at 2180 Fortune Drive, San Jose, California 95131. You may attend the special meeting of Micrel and vote your shares in person, rather than voting the enclosed WHITE proxy card; but, whether or not you intend to attend the special meeting, we urge that you vote the WHITE proxy card TODAY by telephone, by Internet, or by signing, dating and returning the WHITE proxy card in the envelope provided. If you hold shares in street name and would like to vote your shares in person at the special meeting, you must present a legal proxy from your bank, broker or nominee at the special meeting.

Q:	What do I need to do now?

A:	Please carefully read and consider the information contained in the proxy statement and vote your shares in any of the ways provided in this proxy statement.

Q:	What vote is required to approve the proposals?

A:	You may vote AGAINST, FOR or ABSTAIN with respect to each of proposals 1, 2, 3 and 5, which are the proposals against which we are soliciting. The affirmative vote of the holders of a majority of the outstanding shares entitled to vote at the special meeting is required to approve each of the first three Obrem proposals. The fifth proposal requires the affirmative vote of (1) the majority of shares represented and voting at the meeting, and (2) shares constituting at least a majority of the required quorum. The Board of Directors unanimously recommends that shareholders vote AGAINST each of these proposals.

Q:	How will shares represented by “broker non-votes” be treated?

A:	Shares represented by proxies that reflect “broker non-votes” (shares of stock held of record by a broker as to which no voting direction or discretionary authority exists) will be counted for purposes of determining the presence of a quorum at the special meeting, and will have the effect of a vote against each of proposals 1, 2, 3 and 5.

Q:	How will abstentions be treated?

A:	Abstentions will be counted for the purpose of determining whether there is a quorum at the special meeting, and will have the effect of a vote against each of proposals 1, 2, 3 and 5.

Q:	Can I vote my shares in person at the special meeting?

A:	Shares held directly in your name as the shareholder of record may be voted in person at the special meeting. If you choose to do so, please bring the enclosed WHITE proxy card or proof of identification to the special meeting. If you hold your shares in a brokerage account in your broker’s name (this is called “street name”), you must request a legal proxy from your stockbroker in order to vote in person at the special meeting.

Q:	Can I vote my shares without attending the special meeting?

A:	Yes. Whether you hold shares directly as a shareholder of record or beneficially in street name, you may vote without attending the special meeting. If you are a shareholder of record you may vote without attending the special meeting only by submitting a proxy by telephone, by Internet or by signing, dating and returning a proxy card. Please see the enclosed proxy card for instructions on how to vote by telephone or Internet. If you hold your shares in street name you may vote by submitting voting instructions to your broker or other nominee, following the directions provided by such nominee.

Shares will be voted in accordance with the specific voting instructions on the WHITE proxy card. Any WHITE proxy cards received by Micrel which are signed by shareholders but which lack specific instructions will be voted AGAINST proposals 1, 2, 3 and 5.

We strongly urge you not to sign any gold proxy card sent to you by Obrem.

Q:	What should I do if I receive more than one set of voting materials?

A:	If your shares are registered differently and are held in more than one account, then you will receive more than one proxy statement and proxy card. Please be sure to vote all of your accounts so that all of your shares are represented at the meeting.

Q:	What should I do with any gold proxy card I may receive from Obrem?

A:	The Board recommends that you do nothing with any gold proxy card sent to you by Obrem. Instead, the Board recommends that you use the WHITE proxy card to vote by telephone, by Internet or by signing, dating and returning the WHITE proxy card in the envelope provided TODAY. If you have already returned a gold proxy card, you can effectively revoke it by voting the enclosed WHITE proxy card. Only your latest-dated proxy will be counted at the Special Meeting.

Q:	Can I change my vote after I return my proxy?

A:	You may revoke any proxy and change your vote at any time before the vote at the special meeting. You may do this prior to the time of voting by delivering written notice to Micrel revoking your proxy, submitting a new proxy by telephone or internet, or submitting a subsequently signed and dated proxy card. You may also revoke your proxy by attending the special meeting and voting in person. Attending the special meeting will not revoke your proxy unless you specifically request it. If you have previously signed a gold proxy card sent to you by Obrem, you may revoke any vote you have cast in favor of Obrem's proposals by following the instructions for changing your vote, as described above.

Q:	Who should I contact if I have questions?

A:	If you need additional proxy materials or have any questions about the special meeting, please call MacKenzie Partners, Inc., toll-free at 1-800-322-2885, or e-mail micrelproxy@mackenziepartners.com.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This proxy statement includes statements that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about the following topics:

•	our ability to outperform our peers and expand market share;

•	our ability to reduce costs and increase profitability;

•	our beliefs that our research and development strategy will position Micrel for superior revenue growth;

•	our beliefs that we can streamline operations and reduce manufacturing costs and drive earnings growth through operational improvements;

•	our beliefs regarding our manufacturing and outsourcing strategy and the benefits of our vertically-integrated operations; and

•	our beliefs about our growth and margins and that our stock price does not reflect our growth potential.

Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. Those risks and uncertainties include, but are not limited to, such factors as:

•	softness in demand for our products;

•	customer decisions to cancel, reschedule, or delay orders for our products;

•	the effect that lead times and channel inventories have on the demand for our products;

•	economic or financial difficulties experienced by our customers;

•	the effect of business conditions on the computer, telecommunications and industrial markets;

•	the impact of any previous or future acquisitions;

•	changes in demand for networking or high bandwidth communications products;

•	the impact of competitive products and pricing and alternative technological advances;

•	the accuracy of estimates used to prepare our financial statements;

•	the global economic situation;

•	the ability of our vendors and subcontractors to supply or manufacture our products in a timely manner;

•	the timely and successful development and market acceptance of new products and upgrades to existing products;

•	softness in the economy and the U.S. stock markets as a whole;

•	fluctuations in the market price of our common stock and other market conditions;

•	the difficulty of predicting our future cash needs;

•	the nature of other investment opportunities available to us from time to time;

•	our operating cash flow; and

•	other factors disclosed in our periodic reports filed with the SEC.

For further discussion of these risks and uncertainties, we refer you to the documents we file with the SEC from time to time, including our Annual Report on Form 10-K for the year ended December 31, 2007. Other than as required under the securities laws, we disclaim any duty to update the forward-looking information contained in this proxy statement.

THE SPECIAL MEETING

Date, Time and Place

This proxy statement is being furnished to Micrel shareholders as part of the solicitation of proxies by our Board of Directors for use at the special meeting to be held at 10:00 a.m., local time, at our headquarters located at 2180 Fortune Drive, San Jose, California 95131.

Matters to be Considered

The purpose of the special meeting will be to consider and vote on the following proposals made by Obrem and opposed by our Board of Directors and management:

(1)	to remove all five current members of our Board of Directors;

(2)	to amend our bylaws to permit our shareholders to fix the exact number of directors of Micrel within a range of four to seven directors;

(3)	to amend our bylaws to fix the size of our Board of Directors at six, until changed in the manner set forth in our bylaws;

(4)	to elect six persons nominated by Obrem to fill any vacancies created on our Board as a result of the preceding proposals; and

(5)	to approve a non-binding shareholder resolution recommending that the Board rescind our Shareholder Rights Plan that was adopted by the Board on March 24, 2008.

The fourth proposal listed above will have no effect if the first three proposals are not adopted. The text of Obrem’s proposed bylaw amendments is set forth in Appendix II to this proxy statement.

Record Date and Quorum

Only the holders of record of our common stock as of the close of business on April 3, 2008 are entitled to receive notice of, and to vote at, the special meeting. On the record date, there were 71,370,628 shares of our common stock outstanding.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock on the record date will constitute a quorum for purposes of the special meeting. A quorum is necessary to hold the special meeting. Abstentions and “broker non-votes” will be treated as present for purposes of determining the presence of a quorum. Once a share is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any adjournment or postponement of the special meeting. If a new record date is set for an adjourned special meeting, however, then a new quorum will have to be established.

Required Vote

Each outstanding share of our common stock on the record date entitles the holder to one vote at the special meeting. For the first three proposals above, the affirmative vote of the majority of our shares of common stock outstanding on the record date is required for approval. The fifth proposal requires the affirmative vote of (1) the majority of shares represented and voting at the meeting, and (2) shares constituting at least a majority of the required quorum. Our Board of Directors urges you to vote AGAINST each of these proposals.

In order to vote AGAINST each of these proposals, you must vote your shares in one of the following ways:

•	Vote in Person—You may vote in person at the special meeting

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Vote by Telephone—Please call toll-free from the U.S. or Canada the phone number listed on your proxy card and follow the simple instructions provided. Please have your proxy card in hand when you call and then follow the instructions.

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Vote by Internet—Please access the website listed on you proxy card and follow the simple instructions provided. Please have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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Vote by Mail—If you do not have access to a touch-tone telephone or to the Internet or wish to vote by mail, please sign, date and return the proxy card in the envelope provided. If your WHITE proxy card is signed and returned without specifying choices, the shares represented will be voted AGAINST the Obrem proposals described in this proxy statement.

If you hold your shares through a broker or other nominee, you will receive separate voting instructions with the proxy statement. Your broker or nominee may provide voting through the Internet or by telephone. Please contact your broker to determine how to vote.

Effect of Broker Non-Votes

Brokers will not have discretionary authority to vote on the proposals to be considered at the special meeting. If no instructions are given to the broker holding shares for a customer, or if instructions are given to the broker indicating that the broker does not have authority to vote on the proposals, then, in either case, a “broker non-vote” will occur and the shares will be counted as present for purposes of determining whether a quorum exists, but will not be voted on any of the four proposals we are soliciting against. Given that the first three proposals require the affirmative vote of the holders of a majority of the outstanding shares of our common stock and the fifth proposal requires, in part, the affirmative vote of shares constituting at least a majority of the required quorum, broker non-votes will have the same effect as voting against these proposals.

Abstentions

Shares of our common stock represented at the special meeting for which proxies have been received but with respect to which shareholders have abstained will be treated as present at the special meeting for purposes of determining whether a quorum exists and will have the same effect as voting against each of Obrem’s proposals 1, 2, 3 and 5 described above.

Adjournments and Postponements

Either the chairman of the meeting or the shareholders entitled to vote at the meeting, present in person or represented by proxy, may adjourn the meeting. Any adjournment may be made without notice, other than by an announcement made at the special meeting, unless the adjournment is for more than 45 days or a new record date is fixed for the adjourned meeting. Any adjournment of the special meeting for the purpose of soliciting additional proxies will allow our shareholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned.

At any time prior to convening the special meeting, our board of directors may postpone the special meeting for any reason without the approval of our shareholders. If postponed, we will provide notice of the new meeting date at least ten days prior to the new meeting date. Any postponement of the special meeting for the purpose of soliciting additional proxies will allow shareholders who have already sent in their proxies to revoke them at any time prior to their use. If the special meeting is adjourned or postponed and the record date remains unchanged, unrevoked proxies will continue to be effective for purposes of voting on the new meeting date.

Revocability of Proxies

You can revoke your proxy at any time before the vote is taken at the special meeting. If you are a shareholder of record, you may revoke your proxy by:

•	submitting written notice of revocation to the Secretary of Micrel prior to the voting of the proxy, which is dated a later date than the proxy;

•	submitting a later-dated proxy by telephone or by internet;

•	submitting a duly completed and executed proxy card bearing a later date; or

•	voting in person at the special meeting; however, simply attending the special meeting without voting will not revoke an earlier proxy.

Written notices of revocation and other communications about revoking your proxy should be addressed to:

Micrel, Incorporated

2180 Fortune Drive

San Jose, California 95131

Attention: Corporate Secretary

If you hold your shares through a broker, bank or other nominee, you should follow the instructions of your broker, bank or nominee regarding revocation of proxies. If your broker, bank or nominee allows you to vote by telephone or the Internet, you may be able to change your vote by voting again by telephone or the Internet.

Shares Owned by Our Directors and Executive Officers

As of April 3, 2008, the record date for the special meeting, our directors and executive officers beneficially owned, in the aggregate, approximately 14,728,436 shares of our common stock (including 3,334,609 shares issuable upon exercise of options exercisable within 60 days of April 3, 2008), or approximately 19.7% of the outstanding shares of our common stock determined in accordance with the beneficial ownership rules of the SEC. Our directors and executive officers have informed us that they intend to vote all of their outstanding shares of common stock “AGAINST” Obrem’s proposals.

Solicitation of Proxies

Proxies are being solicited by and on behalf of the Board of Directors. Micrel will bear the entire cost of the Board’s solicitation of proxies in connection with the special meeting, including the costs associated with the preparation, assembly, printing and mailing of this proxy statement, the WHITE proxy card and any additional soliciting material furnished to shareholders.

Micrel will also reimburse brokerage firms and other persons representing beneficial owners of shares for their expense in forwarding solicitation material to such beneficial owners.

Micrel has retained MacKenzie Partners, Inc. to assist in the solicitation of proxies for fees not to exceed $250,000, plus out-of-pocket expenses. MacKenzie Partners, Inc. may solicit proxies by mail, advertisement, telephone, via the Internet or in person. MacKenzie Partners, Inc. will employ approximately 45 people to solicit Micrel’s shareholders. In addition, directors, officers and other employees of Micrel may solicit proxies in connection with the special meeting, none of whom will receive additional compensation for such solicitations.

Micrel’s expenses related to the solicitation of proxies in connection with the special meeting are expected to be at least $2 million, of which approximately $350,000 has been spent to date. Appendix I sets forth certain information relating to Micrel’s directors, officers and other employees who will be soliciting proxies in connection with the special meeting.

THE PROPOSALS

Background on the Calling of the Special Meeting

On March 12, 2008, Obrem filed a Schedule 13D with the SEC disclosing that it had accumulated beneficial ownership of 9.6% of our outstanding shares. Obrem reported that it made the purchases from February 21, 2008 through March 12, 2008 at prices ranging from $6.67 to $8.32. On the same day, Obrem delivered a letter to our Board of Directors stating Obrem’s belief that our shares are undervalued and that our Board of Directors should maximize shareholder value by selling the Company.

On March 19, 2008, our General Counsel called Mr. Rechtschaffen of Obrem indicating management’s intention to engage in discussions with Obrem.

On March 20, 2008, Obrem filed an amendment to its Schedule 13D with the SEC disclosing that it had accumulated beneficial ownership of 13% of our outstanding shares of common stock, and attached as an exhibit the letter dated March 12 to our Board of Directors.

On March 24, 2008, our Board of Directors adopted a Rights Agreement, dated as of March 24, 2008, between Micrel and Mellon Investor Services LLC, as Rights Agent, which we refer to as our Shareholder Rights Plan. For a discussion of our Board of Directors’ reasons for adopting the limited duration Shareholder Rights Plan, please see “Reasons of our Board of Directors for its Recommendation—Shareholder Rights Plan Proposal,” below. We issued a press release the same day reiterating our Board’s and management’s commitment to enhancing shareholder value and announcing the adoption of the Shareholder Rights Plan.

On March 25, 2008, Obrem filed an amendment to its Schedule 13D with the SEC disclosing that it had accumulated beneficial ownership of 14.9% of our outstanding shares of common stock. According to Obrem’s reports, it had purchased additional shares between March 13, 2008 and March 24, 2008 at prices ranging from $8.20 to $9.14. On the same day, Obrem delivered a letter to our executive officers exercising its right under our bylaws to call a special meeting, to be held on May 20, 2008, in order to consider the proposals listed in this proxy statement.

On April 2, 2008, in response to Obrem’s request for a special meeting, our Board of Directors approved the time and place of the meeting and set the record date for April 3, 2008. Our Board of Directors also approved an amendment to Section 2.4 of our bylaws regarding the notice and conduct of our shareholder meetings.

Further information regarding the calling of the special meeting can be found with our SEC filings, the location of which is described under “Where You Can Find Additional Information,” below.

Obrem’s Proposals

The purpose of the special meeting will be to consider and vote on the following proposals made by Obrem and opposed by our Board of Directors and management:

(1)	to remove all five current members of our Board of Directors;

(2)	to amend our bylaws to permit our shareholders to fix the exact number of directors of Micrel within a range of four to seven directors;

(3)	to amend our bylaws to fix the size of our Board of Directors at six, until changed in the manner set forth in the bylaws;

(4)	to elect six persons nominated by Obrem to fill any vacancies created on our Board as a result of the preceding proposals; and

(5)	to approve a non-binding shareholder resolution recommending that the Board rescind our Shareholder Rights Plan that was adopted by the Board on March 24, 2008.

The text of the proposed bylaw amendments is set forth in Appendix II to this proxy statement. We are not soliciting proxies against the fourth proposal above because this proposal will have no effect if Obrem’s first three proposals listed above are not adopted.

Recommendation of Our Board of Directors

After careful consideration, our Board of Directors unanimously recommends that Micrel shareholders vote AGAINST Obrem’s proposals 1, 2, 3 and 5 listed above.

Reasons of Our Board of Directors for Its Recommendation

Proposals Relating to Removal and Replacement of the Members of Our Board of Directors

Four of Obrem’s five proposals are designed to remove and replace the members of our Board of Directors. Obrem has disclosed in its SEC filings that its reason for seeking to remove and replace our Board members is that it believes that shares of Micrel are substantially undervalued and that Micrel should be sold to a strategic buyer in order to maximize shareholder value.

Our Board of Directors believes that replacing our Board members with Obrem’s designees and pursuing a sale of the Micrel at this time is not in the best interests of our shareholders for a number of reasons.

Our Historical Performance and Future Prospects

Our Board of Directors has taken important, measurable steps in recent quarters to ensure that we continue to outperform our peers and expand market share while continuing to reduce costs and increase profitability:

•

Micrel has increased revenue in 24 out of its 29 years of existence and our ten-year revenue compound annual growth rate of 9.5% has significantly outpaced the overall analog industry growth rate of 6.3%. We are pursuing a research and development strategy to increase our product and design win pipeline that our Board believes will position us for superior revenue growth in the future.

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In addition to growing our top line, our Board of Directors has, against a backdrop of a challenging time in the semiconductor industry, driven earnings growth through operational improvements. Between 2003 and 2007, we improved our gross margin under generally accepted accounting principles, or GAAP, from 39.5% to 57.1% and our operating margin from 2.4% to 18.4%, significantly growing GAAP earnings. During the same period, we also improved our return on equity from 1.7% to 18.6%. We continue to take actions to streamline operations and reduce manufacturing costs.

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Our operating margins are in line with or, in the majority of instances, superior to our peer companies. In 2007, our GAAP operating margin was 18.4%, compared to a median of 13.9% for the peer group. Our GAAP selling, general and administrative expense, or SG&A, as a percent of sales was 17.5%, placing us at the lower end of the peer group and significantly below the median of 20.5% for our peers. In addition, we have lowered SG&A expense by more than 20% over the past 8 quarters. The peer group of companies we have used for purposes of this comparison consists of the following representative set of analog companies: Advanced Analogic Technologies, AMI Semiconductor, Cirrus Logic, Intersil, Linear Technology, Monolithic Power Systems, Microsemi, National Semiconductor, O2Micro, ON Semiconductor, Power Integrations, Semtech, Supertex, and Volterra Semiconductor.

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As a result of our sound financial management, our GAAP Earnings Per Share, or EPS, has grown at a 10-year Compound Annual Growth Rate, or CAGR, of 11.0% and 83.7% over the last five years. We have a long-term record of delivering results, having been profitable on a GAAP earnings basis for 28 of our 29 years of existence.

•	Our Board of Directors and management have been investing for future growth. These investments have resulted in the development of industry-leading technologies, such as our patent-pending Hyper

Light Load™ power capability and the Super LNR™ devices, as well as what our Board of Directors believes are the world’s fastest switching regulators. We introduced 82 new products in 2007 and our Board of Directors believes we have amassed one of the largest patent portfolios of any analog company of similar size. In our opinion, our investments position us to outpace industry growth. Our Board of Directors does not believe that our stock price today fully reflects this potential.

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Our revenue growth and operational efficiency have also driven a strong record of cash flow generation. Over the past 10 years, we have generated close to $580 million in cash flow from operations and have had positive cash flows in each of those 10 years. This has enabled us to repurchase over $280 million in stock since the inception of our share repurchase program, representing more than 25% of our outstanding shares, and to begin paying quarterly dividends to shareholders.

Our Board and management team are singularly focused on creating shareholder value and in that regard, are excited about the future. Their optimism about Micrel’s future is shared by two of our long-term shareholders, Warren H. Muller and Raymond D. Zinn, who in aggregate own approximately 30% of our common stock and support the full Board of Directors and our management.

Selling Micrel at this time is not in the best interests of our shareholders

The semiconductor industry is currently facing very challenging conditions and our shares are trading near their five-year lows and do not reflect our fundamental value. In contrast, as indicated above, our Board of Directors believes that our long-term potential is very good. As a result, our Board of Directors does not believe that it is in the best interests of our long-term shareholders to sell their shares at this time.

Obrem’s interests are different from those of our other shareholders

According to SEC filings, Obrem has purchased approximately 10.7 million shares of our common stock since February 21, 2008, at a weighted average cost of approximately $8.01 per share. By undertaking its purchases at prices near our five-year lows, Obrem’s interests with respect to its returns are different from those of our long-term shareholders. Our Board of Directors believes that Obrem is trying to force a sale of Micrel to secure its own near-term gain without any reference to Micrel’s fundamental value, long-term potential or the interests of all our shareholders.

Obrem and its Board nominees do not possess the same knowledge of our business and industry as the current members of our Board

According to SEC filings, Obrem only started purchasing our shares of common stock on February 21, 2008. Accordingly, and based on Obrem’s publicly filed analysis of Micrel, our Board does not believe that Obrem has sufficient knowledge or expertise to be able to perform an accurate analysis of Micrel. In addition, our Board of Directors believes that Obrem’s Board nominees as a group have very limited semiconductor industry and operating experience, in contrast to the valuable blend of deep strategic and operation expertise possessed by the members of our Board. Consequently, our Board believes that it is not in the best interests of our shareholders to vest control of our Board in the Obrem nominees.

For the foregoing reasons, our Board of Directors unanimously recommends that our shareholders vote AGAINST Obrem’s proposals to remove the current members of our Board, amend our bylaws to increase the size of the Board, and to fix the size of the Board at six.

Shareholder Rights Plan Proposal

At the special meeting, Obrem will introduce a non-binding proposal to recommend that the Board of Directors rescind our Shareholder Rights Plan. Our Board of Directors adopted the Shareholder Rights Plan in order to encourage anyone seeking to acquire Micrel to negotiate with our Board of Directors. The following sets forth a brief description of the terms of the Shareholder Rights Plan and describes in more detail the reasons of our Board of Directors for adopting the Shareholder Rights Plan and its recommendation against rescinding it.

Terms of the Plan

On March 24, 2008, our Board of Directors declared a dividend of one preferred share purchase right, which we refer to as a Right, for each share of our common stock outstanding at the close of business on April 15, 2008, the record date. The terms of the Rights are set forth in the Shareholder Rights Plan, a copy of which was filed on a Current Report on Form 8-K with the SEC on March 28, 2008 and can be located as described under “Where You Can Find Additional Information,” below.

Each Right will entitle the registered holder of the Right, after it has become exercisable and until the first anniversary of the Right’s issuance (or the earlier redemption, exchange or termination of the Rights), to purchase from Micrel one one-thousandth of a share of our Series A Participating Preferred Stock, or Preferred Shares, at a purchase price of $36.00 per one one-thousandth of a Preferred Share.

Until the close of business on the Distribution Date, the Rights will be evidenced by, and may only be transferred with, the common stock certificates to which they relate. The “Distribution Date” is the earlier to occur of:

•

ten days following a public announcement that a person or group of affiliated or associated persons (with certain limited exceptions) has acquired, or obtained the right to acquire, beneficial ownership of 15% of our common stock, such a person or group being referred to as an Acquiring Person; or

•

ten business days (or such later date as may be determined in advance by our Board of Directors) following the commencement or announcement of an intention to make a tender offer or exchange offer, the consummation of which would result in a person or group becoming an Acquiring Person.

As soon as practicable following the Distribution Date, separate certificates evidencing the Rights will be mailed to holders of record of our common stock as of the close of business on the Distribution Date.

Each Preferred Share purchasable upon exercise of the Rights will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of $1.00 per share but will be entitled to an aggregate dividend of 1000 times the dividend, if any, declared per share of common stock. In the event of liquidation, dissolution or winding up of Micrel, the holders of the Preferred Shares will be entitled to a preferential liquidation payment of $1000 per share plus any accrued but unpaid dividends but will be entitled to an aggregate payment of 1000 times the payment made per share of common stock. Each Preferred Share will have 1000 votes and will vote together with the common stock. In the event of any merger, consolidation or other transaction in which shares of our common stock are exchanged, each Preferred Share will be entitled to receive 1000 times the amount received per share of common stock. Preferred Shares will not be redeemable. These Rights are protected by customary anti-dilution provisions. Because of the nature of the Preferred Share’s dividend, liquidation and voting rights, the value of one one-thousandth of a Preferred Share purchasable upon exercise of each Right should approximate the value of one share of our common stock.

In the event that a Person becomes an Acquiring Person or if Micrel were the surviving corporation in a merger with an Acquiring Person or any affiliate or associate of an Acquiring Person and the common stock were not changed or exchanged, each holder of a Right, other than Rights that are or were acquired or beneficially owned by the Acquiring Person (which Rights will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of common stock having a market value of two times the then current purchase price of one Right. In the event that, after a person has become an Acquiring Person, Micrel were acquired in a merger or other business combination transaction or more than 50% of its assets or earning power were sold, each holder of a Right would have the right to receive, upon the exercise thereof at the then current purchase price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the then current purchase price of one Right.

Under certain circumstances after a person or group has become an Acquiring Person, our Board of Directors may cause Micrel to exchange the Rights (other than Rights owned by an Acquiring Person that have become void), in whole or in part, for common stock. Each Right would be exchangeable for a number of shares of common stock having an aggregate value equal to the difference between the value of the common stock issuable upon exercise of a Right and the purchase price of a Right.

Our Board of Directors may redeem the Rights at a price of $.01 per Right before a person or group becomes an Acquiring Person. The Rights will expire at 5:00 p.m. California time on March 24, 2009 (unless the expiration date is extended or unless earlier redeemed, exchanged or terminated).

The purchase price payable, and the number of one one-thousandths of a Preferred Share or other securities or property issuable, upon exercise of the Rights are subject to adjustment to prevent dilution in the event of dividends, subdivisions, combinations, reclassifications and similar events with respect to the Preferred Shares.

Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of Micrel beyond those as an existing shareholder.

Any of the provisions of the Shareholder Rights Plan may be amended by our Board of Directors as long as the Rights are then redeemable. If they are no longer redeemable, our Board of Directors may amend or supplement the Shareholder Rights Plan in any manner that does not adversely affect the interests of the holder of the Rights.

Reasons for Adopting the Plan

The Shareholder Rights Plan is not intended to prevent a takeover, but rather to encourage anyone seeking to acquire Micrel to negotiate with our Board of Directors prior to attempting a takeover. The Rights will cause substantial dilution to a person or group that acquires 15% or more of our common stock on terms not approved by our Board of Directors (with certain limited exceptions). The Rights should not interfere with any merger or other business combination approved by our Board of Directors before a person or group has become an Acquiring Person.

According to its SEC filings, Obrem commenced acquiring shares of our common stock on February 21st of this year, and by March 12th beneficially owned approximately 9.6% of our outstanding shares. By March 20th, Obrem beneficially owned 14.9% of our outstanding shares, and is seeking to obtain control of Micrel. Our Board believes that Obrem should not be permitted to obtain control of Micrel unless it has fully disclosed its intentions to our shareholders, our Board has had an opportunity to consider Obrem’s proposals and make a responsive recommendation to our shareholders, and our shareholders have had an adequate opportunity to consider Obrem’s intentions and our Board’s recommendation and evaluate this information. Our Board believes that the Shareholder Rights Plan is an important instrument for achieving this objective.

Our Board of Directors believes that the Shareholder Rights Plan is in the best interests of our shareholders and unanimously recommends that our shareholders vote AGAINST Obrem’s proposal to recommend that the Board of Directors rescind the Shareholder Rights Plan.

Interests of Our Directors

In considering the recommendation of our Board of Directors with respect to the Obrem proposals, you should be aware that our non-employee directors receive the following annual compensation in their capacity as members of our Board of Directors, and will therefore no longer be eligible to receive this compensation if they are removed from the Board:

•	A retainer of $5,000;

•	$1,250 for each meeting of the Board of Directors attended and each committee meeting not held in conjunction with a Board meeting; and

•	An option to purchase 10,000 shares of our common stock, with an exercise price equal to 100% of the fair market value on the date of grant, which becomes exercisable at the rate of 25% per year.

Our Board of Directors was aware of these interests and considered them, among other matters, in reaching its decision to unanimously recommend that our shareholders vote AGAINST the Obrem proposals.

OWNERSHIP OF EQUITY SECURITIES IN THE COMPANY

The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company’s common stock as of April 3, 2008 (except as otherwise noted), by (i) each shareholder known to the Company to own beneficially more than 5% of the Company’s Common Stock, (ii) each of the Company’s directors, (iii) the Chief Executive Officer, the Chief Financial Officer, and each of the three other most highly compensated officers (collectively, the “Named Executive Officers” or “NEOs”) and (iv) all executive officers and directors of the Company as a group. Unless otherwise indicated below, the address for each beneficial owner listed is c/o Micrel, Incorporated, 2180 Fortune Drive, San Jose, California 95131.

Name	Number of Shares Beneficially Owned(1)
	Number	Percent
Raymond D. Zinn(3)	11,893,542	16.5
Warren H. Muller(2)	10,120,321	14.2
427 Richlee Drive Campbell, CA 95008
Obrem Capital Management(4) 733 3rd Avenue, 11th Floor New York, NY 10017	10,735,690	15.0
Wasatch Advisors, Inc.(5) 150 Social Hall Avenue Salt Lake City, UT 84111	4,683,000	6.6
Richard D. Crowley(6)	612,942	*
J. Vincent Tortolano(7)	172,427	*
James G. Gandenberger(8)	180,573	*
Scott Ward(9)	481,542	*
David W. Conrath(10)	19,750	*
Michael J Callahan(11)	15,000	*
Neil J. Miotto(12)	8,750	*
Frank W. Schneider(13)	5,750	*
All executive officers and directors as a group(14)	14,728,436	19.7

*	Less than 1%
(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 3, 2008 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares set forth opposite such person’s name.
(2)	Based on a Form 4 filed on October 16, 2007.
(3)	Includes 705,595 shares subject to stock options exercisable within 60 days of April 3, 2008.
(4)	Based on a Schedule 13D/A filed on April 10, 2008.
(5)	Based on a Schedule 13G filed on February 14, 2008.
(6)	Includes 605,092 shares subject to stock options exercisable within 60 days of April 3, 2008.
(7)	Includes 165,104 shares subject to stock options exercisable within 60 days of April 3, 2008.
(8)	Includes 171,785 shares subject to stock options exercisable within 60 days of April 3, 2008.
(9)	Includes 473,324 shares subject to stock options exercisable within 60 days of April 3, 2008.
(10)	Includes 18,750 shares subject to stock options exercisable within 60 days of April 3, 2008.

(11)	Includes 15,000 shares subject to stock options exercisable within 60 days of April 3, 2008.
(12)	Includes 3,750 shares subject to stock options exercisable within 60 days of April 3, 2008.
(13)	Includes 3,750 shares subject to stock options exercisable within 60 days of April 3, 2008.
(14)	Includes 3,334,609 shares subject to stock options exercisable within 60 days of April 3, 2008.

SHAREHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

Requirements for Shareholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials. Shareholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 and intended to be presented at the Company’s 2008 Annual Meeting, where the Annual Meeting is changed by more than 30 days from the date of last year’s Annual Meeting, must be received a reasonable time before the Company begins to print and distribute its proxy materials in order to be considered for inclusion in the Company’s proxy materials for that meeting.

Requirements for Shareholder Proposals to be Brought Before an Annual Meeting. For shareholder proposals to be considered properly brought before the Company’s 2008 Annual Meeting by a shareholder, the shareholder must give timely notice in writing to the Secretary of the Company. To be timely, a shareholder’s notice must be delivered or mailed to and received at the principal executive offices of the corporation, no later than April 17, 2008. A shareholder’s notice to the Secretary must set forth as to each matter the shareholder proposes to bring before the annual meeting the information required under Section 2.4 of the Company’s bylaws.

OTHER MATTERS

As of the date of this proxy statement, we know of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement. If, however, other matters are properly brought before the special meeting, the persons named as proxies will vote in accordance with their judgment on such other matters unless otherwise indicated on the proxy.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the SEC’s public reference rooms. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov.

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of reports, proxy statements or other information concerning us, without charge, by written request, directed to Rick Crowley, c/o Micrel, Incorporated, 2180 Fortune Drive, San Jose, California 95131 or by telephone at (408) 944-0800. If you would like to request documents, please do so by May 6, 2008 in order to receive them before the special meeting.

THIS PROXY STATEMENT IS DATED APRIL 22, 2008. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ABOVE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

By Order of the Board of Directors

San Jose, California April 22, 2008

Appendix I

INFORMATION CONCERNING PERSONS WHO MAY BE DEEMED

PARTICIPANTS IN THE COMPANY’S SOLICITATION OF PROXIES

The following table sets forth the name, principal business address and the present principal occupation or employment, and the name, principal business and address of any corporation or other organization in which their employment is carried on, of the directors, officers and employees of Micrel who, under SEC rules, may be deemed “participants” in our solicitation of proxies from Micrel shareholders in connection with the special meeting. Unless otherwise indicated, the principal business address for the participants is 2180 Fortune Drive, San Jose, California 95131. The table also includes the number of shares of our common stock beneficially owned by each participant, which includes shares that may be acquired by the exercise of stock options within 60 days of April 3, 2008. None of the participants is the record owner of any shares of our common stock that such person does not own beneficially.

Name	Occupation and Address	Shares Owned
Raymond D. Zinn	President, Chief Executive Officer and Chairman of the Board of Micrel	11,893,542

Michael J. Callahan	Director of Micrel Chairman of Teknovus 1251 Redwood Way Petaluma, California 94954	15,000

David W. Conrath	Director of Micrel	19,750

Neil J. Miotto	Director of Micrel	8,750

Frank W. Schneider	Director of Micrel Vice-President, MKS Instruments, Inc. and General Management, ION Systems products 2 Tech Drive, Suite 201 Andover, Massachusetts 01810	5,750

Richard D. Crowley, Jr.	Vice President, Finance and Chief Financial Officer of Micrel	612,942

J. Vincent Tortolano	Vice President, General Counsel and Secretary of Micrel	172,427

Information Regarding Transactions in the Company’s Securities by Participants

The following table sets forth information concerning all purchases and sales of shares of Micrel common stock by the participants listed above during the past two years (April 4, 2006 through April 3, 2008). Except as set forth below, none of the purchase price or market value of the shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding the shares. To the extent that any part of the purchase price or market value of any of the shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding the shares, the amount of the indebtedness of the latest practicable date is set forth below. If those funds were borrowed or obtained otherwise than pursuant to a margin account or bank loan in the regular course of business of a bank, broker or dealer, a description of the transaction and the parties is set forth below.

	Shares of Common Stock Purchased or Sold
Name	Date	# of Shares	Note
Raymond D. Zinn	12/14/06	11,750	3
	7/9/2007	7,353	1
	7/12/2007	7,353	1
	7/13/2007	7,353	1
	7/16/2007	7,353	1
	7/17/2007	7,353	1
	7/18/2007	7,353	1
	7/19/2007	7,353	1
	7/20/2007	7,353	1
	7/23/2007	7,353	1
	7/24/2007	7,353	1
	12/10/2007	40,000	3
	1/25/2008	45,000	2
	1/28/2008	43,000	2
	1/29/2008	43,000	2
	1/30/2008	10,000	2
	1/31/2008	10,000	2
	2/1/2008	5,000	2
	2/4/2008	5,000	2
	2/5/2008	5,000	2
	2/6/2008	10,000	2
	2/7/2008	5,700	2
	2/8/2008	5,000	2
	2/11/2008	5,000	2
	2/12/2008	5,000	2
	2/13/2008	5,000	2
	2/14/2008	5,000	2
	2/15/2008	5,000	2
	2/19/2008	5,000	2
	2/20/2008	5,000	2
	2/21/2008	5,000	2
	2/22/2008	5,000	2
	2/25/2008	5,000	2
	2/26/2008	1,000	2
	2/27/2008	1,000	2
	2/28/2008	1,000	2
	2/29/2008	1,000	2
	3/3/2008	1,000	2
	3/4/2008	800	2

	Shares of Common Stock Purchased or Sold
Name	Date	# of Shares	Note
Michael J. Callahan	N/A	N/A	N/A

David W. Conrath	2/5/2008	1,000	2

Neil J. Miotto	2/20/2008	5,000	2

Frank W. Schneider	8/9/2007	1,000	2
	1/29/2008	2,000	2

Richard D. Crowley, Jr.	5/22/2006	500	2
	10/18/2006	322	4
	1/25/2007	257	4
	4/24/2007	293	4
	6/30/2007	216	4
	9/30/2007	301	4
	12/31/2007	346	4
	2/6/2008	1,000	2

J. Vincent Tortolano	2/13/2008	4,150	5

Notes:

1.	Open market sale
2.	Open market purchase
3.	Gift of shares
4.	Purchases under employee stock purchase plan
5.	401k reallocation

Miscellaneous Information Concerning Participants

Except as described in this Appendix I, to the best of our knowledge, no associate of any person listed in the first table above beneficially owns any shares of common stock or other securities of Micrel. Except as described in this Appendix I, to the best of our knowledge, there have been no transactions since the beginning of our last fiscal year, and there are no currently proposed transactions, in which we or any of our subsidiaries was or is to be a party, in which the amount exceeds $120,000, and in which any of the persons listed in the first table above or any of his or her associates had or will have a direct or indirect material interest.

To the best of our knowledge, except as described in this Appendix I, no person listed in the first table above, or any of his or her associates, has entered into any agreement or understanding with any person respecting any future employment by us or our affiliates or any future transactions to which we or any of our affiliates will or may be a party, except for customary terms of employment for the positions listed in the table. Except as described in this Appendix I, for employee equity awards or for proxies given in connection with our 2007 annual meeting of shareholders, to the best of our knowledge, there are no contracts, arrangements or understandings by any of the persons listed in the first table above within the past year with any person with respect to any securities of Micrel, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

Except as described in this Appendix I, to the best of our knowledge, none of the persons listed in the first table above beneficially owns any securities of any subsidiary of Micrel.

Except as described in this Appendix I, to the best of our knowledge, no person listed in the first table above has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the special meeting.

Appendix II

Obrem’s Proposed Amendments To Our Bylaws

Proposal No. 2

Obrem proposes that our shareholders adopt the following resolutions amending our bylaws to permit our shareholders to fix the exact number of directors of Micrel within a range of four to seven directors:

RESOLVED: That Article 3.2 (a) of the Company’s amended and restated bylaws be amended by deleting the current Article 3.2 (a) in its entirety and replacing it with the following:

“(a) The authorized number of directors of the corporation shall be not less than four (4) nor more than seven (7).”

RESOLVED: That Article 3.2 (b) of the Company’s amended and restated bylaws be amended by deleting the current Article 3.2 (b) in its entirety and replacing it with the following:

“(b) The exact number of directors within the range of paragraph (a) shall be fixed and may from time to time be changed by a resolution adopted by (i) the board of directors or (ii) “approval of the shareholders” as defined in the California Corporations Code.”

Under the California Corporations Code, “approval of the shareholders” means approval or ratification by any of the following:

•

the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum), or

•	the written consent of shareholders (as defined in the California Corporation Code), or

•	the affirmative vote or written consent of such greater proportion of the shares of any class or series as may be provided in the articles or in the California Corporations Code.

Proposal No. 3

Obrem proposes that our shareholders adopt the following resolution fixing the size of our Board of Directors at six, until changed in the manner set forth in our bylaws:

RESOLVED: That Article 3.2 of the Company’s amended and restated bylaws be amended by adding the following Article 3.2 (d):

“(d) The current number of directors of the Company shall be six (6), until changed, within the limits specified in paragraph (a), in the manner set forth in paragraph (b).”

II-1

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of Micrel, Incorporated

Common Stock for the upcoming Special Meeting of Shareholders.

PLEASE REVIEW THE PROXY STATEMENT

AND VOTE TODAY IN ONE OF THREE WAYS:

1.	Vote by Telephone – Please call toll-free in the U.S. or Canada at 1-888-693-8683. Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on Monday, May 19, 2008. Have your proxy card in hand when you call and then follow the instructions.

OR

2.	Vote by Internet – Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on Monday, May 19, 2008. The site you should visit is www.cesvote.com. Have your proxy card in hand when you access the web site and follow the instruction to obtain your records and to create an electronic voting instruction form.

OR

3.	Vote by Mail – If you do not wish to vote by telephone or over the Internet, please complete, sign, date and return the proxy card in the envelope provided.

TO VOTE BY MAIL PLEASE DETACH PROXY CARD BELOW AND RETURN IN THE ENVELOPE PROVIDED

If you have any questions about our proxy solicitation or need additional information about the Micrel shareholder meeting, please call MacKenzie Partners, Inc. at the phone numbers listed below.

SHAREHOLDERS CALL TOLL FREE: 1-800-322-2885

BANKS AND BROKERS CALL COLLECT: 1-212-929-5500

YOUR VOTE IS VERY IMPORTANT

PLEASE SIGN, DATE AND RETURN THIS WHITE PROXY CARD

TODAY IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO

ATTEND THE SPECIAL MEETING.

▼ PLEASE DETACH HERE AND RETURN ▼

YOUR BOARD OF DIRECTORS RECOMMENDS A

VOTE “AGAINST” THE FOUR PROPOSALS LISTED BELOW.

1.	Removal of all five persons currently serving as directors of Micrel, Incorporated.	AGAINST ☐	FOR ☐	ABSTAIN ☐

2.	To amend Section 3.2 of Micrel’s bylaws to permit Micrel’s shareholders to fix the exact number of directors of Micrel within a range of four to seven directors. The text of the amendment to the bylaws is set forth in Appendix II.	AGAINST ☐	FOR ☐	ABSTAIN ☐

3.	To amend Section 3.2 of Micrel’s bylaws to fix the size of Micrel’s Board of Directors at six, until changed in the manner set forth in Micrel’s bylaws. The text of the amendment to the bylaws is set forth in Appendix II.	AGAINST ☐	FOR ☐	ABSTAIN ☐

4.	To adopt a shareholder resolution recommending that the Board rescind the Shareholder Rights Plan adopted by the Micrel Board of Directors on March 24, 2008.	AGAINST ☐	FOR ☐	ABSTAIN ☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting.

Date:	, 2008

Signature

Signature

Title(s)

This Proxy should be signed and dated by the shareholder(s) exactly as its, his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

▼ PLEASE DETACH HERE AND RETURN ▼

WHITE PROXY CARD

MICREL, INCORPORATED

SPECIAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF MICREL’S BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF SHAREHOLDERS ON MAY 20, 2008.

The undersigned hereby appoints Raymond D. Zinn and Richard D. Crowley, and each of them, as proxies, acting jointly and severally and with full power of substitution, for and in the name of the undersigned to vote all shares of common stock of Micrel, Incorporated that the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on Tuesday, May 20, 2008, at 10:00 a.m., local time, at Micrel’s corporate offices located at 2180 Fortune Drive, San Jose, California 95131, or at any adjournments or postponements of the meeting, as directed, upon the matters set forth in the Micrel Proxy Statement.

Signing, dating and returning Micrel’s proxy card will have the effect of revoking any proxy card you signed on an earlier date, and will constitute a revocation of all previously granted authority to vote for every proposal included on any proxy card.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO CHOICE IS SPECIFIED WITH REGARD TO A PROPOSAL, AND THE PROXY IS SIGNED AND RETURNED, THEN THE PROXY WILL BE VOTED AGAINST THE FOUR PROPOSALS LISTED ABOVE.

(CONTINUED AND TO BE SIGNED AND DATED ON THE REVERSE SIDE)